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                       SECURITIES EXCHANGE AND COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 22, 2000

                      Terayon Communication Systems, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

           000-24647                                  77-0328533
      (Commission File No.)              (I.R.S. Employer Identification No.)

                             2952 Bunker Hill Lane
                             Santa Clara, CA  95054
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code:  (408) 727-4400
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Item 5.  Other Information.

         On December 22, 2000, the registrant, Terayon Communication Systems, Inc., a Delaware corporation ("Terayon"), acquired TrueChat, Inc., a Colorado corporation ("TrueChat"), pursuant to that certain Agreement and Plan of Merger and Reorganization, dated December 20, 2000, by and among Terayon, True Acquisition, Inc., a Delaware corporation, and TrueChat (the "Merger Agreement").

         Pursuant to the Merger Agreement, attached hereto as Exhibit 2.1, Terayon acquired all outstanding shares of capital stock of TrueChat, and TrueChat became a wholly owned subsidiary of Terayon on December 22, 2000. As consideration for the acquisition of TrueChat, the former stockholders of TrueChat received an aggregate of five hundred thirty four thousand four hundred eighty seven (534,487) shares of Terayon common stock and approximately two hundred nine thousand nine hundred twenty eight ($209,928) in a cash payment for then-outstanding loan indebtedness as described in the Merger Agreement. In addition, the former option holders received options to purchase an aggregate of one hundred twenty six thousand sixty one (126,061) shares of Terayon common stock.

Item 7.  Financial Statements, Pro Form Financial Information and Exhibits.

         c.    Exhibits

         2.1 Agreement and Plan of Merger and Reorganization, dated December 20, 2000, by and among Terayon Communication Systems, Inc., True Acquisition, Inc. and TrueChat, Inc.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Terayon Communication Systems, Inc.

Dated:  January 9, 2001           By:    /s/ Dr. Zaki Rakib
                                         ------------------
                                         Dr. Zaki Rakib
                                         Chief Executive Officer
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                                 EXHIBIT INDEX

Exhibit Number           Description

     2.1 Agreement and Plan of Merger and Reorganization, dated December 20, 2000, by and among Terayon Communication Systems, Inc., True Acquisition, Inc. and TrueChat, Inc.